Exhibit 10.3.2

Privileged & Confidential

AMENDMENT

TO

STOCK PURCHASE AGREEMENT

This AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”), dated as of May 31, 2016, is entered into by and among Onex Partners III LP, a Delaware limited Partnership (“Onex”) and JELD-WEN Holding, inc., an Oregon corporation (the “Company”).

RECITALS

WHEREAS, Onex, the Company, and the other Investors party thereto are parties to that certain Stock Purchase Agreement, dated as of August 30, 2012 as amended by Amendment to Stock Purchase Agreements dated as of April 3, 2013 (as so amended, the “Original Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Original Agreement;

WHEREAS, the Company has determined that it is advisable and in the best interests of the Company and its shareholders to convert from an Oregon corporation to a Delaware corporation (the “Conversion”);

WHEREAS, Section 10.4 of the Original Agreement provides that the provisions of the Original Agreement may be amended or waived in writing and signed by Onex and the Company; and

WHEREAS, the undersigned wish to amend the terms of the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Amendment Effective Immediately. The definition of “2011 Stock Purchase Agreement” contained in Section 1.1 of the Original Agreement is hereby amended and restated in its entirety as follows:

“2011 Stock Purchase Agreement” means that certain Amended and Restated Stock Purchase Agreement, dated July 29, 2011, by and among the Company, Onex and the other Investors named therein, as amended, modified or supplemented from time to time in accordance with its terms.

SECTION 2. Amendments Effective Upon Conversion. Effective upon the effectiveness of the filing of the Certificate of Conversion Converting JELD-WEN Holding, inc. (an Oregon corporation) to JELD-WEN Holding, Inc. (a Delaware corporation) with the office of the Secretary of State of the State of Delaware:

(a) The first sentence of the first paragraph of the preamble of the Original Agreement is hereby amended by deleting “(the “Company”)” therefrom.

(b) The following definitions are hereby inserted into Section 1.1 of the Original Agreement in alphabetical order:

The “Company” means JELD-WEN Holding, Inc., an Oregon corporation prior to the effectiveness of the Conversion and a Delaware corporation from and after the effectiveness of the Conversion.

“Conversion” means the conversion of the Company from an Oregon corporation to a Delaware corporation.

(c) Section 10.5 of the Original Agreement is hereby amended to read in its entirety as follows:

10.5 Governing Law. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.

(d) Section 10.7 of the Original Agreement is hereby amended to read in its entirety as follows:

10.7 Consent to Jurisdiction. Each party to this Agreement hereby irrevocably and unconditionally (i) agrees that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court of Chancery (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware) (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consents to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Amendment, (iii) consents to service of process in accordance with Section 10.2 with the same legal force and validity as if served upon such party personally within the State of Delaware or in such other manner as may be permitted by applicable law, (iv) waives any objection to the laying of venue of any such action or proceeding in the Delaware Court and (v) waives, and agrees not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

SECTION 3. Effective Time. Following the execution and delivery of this Amendment by Onex and the Company, this Amendment shall be binding and enforceable against all parties to the Original Agreement in accordance with its terms as amended hereby and from time to time hereafter.

SECTION 4. No Other Amendments. Except as amended hereby, the Original Agreement shall remain unmodified and in full force and effect.

SECTION 5. Headings, Etc. The headings and captions of various Sections of this Amendment have been inserted for convenience only and are not to be construed as defining, modifying, limiting or amplifying, in any way, the scope or intent of the provisions hereof.

SECTION 6. Governing Law. This Amendment and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.

SECTION 7. Jurisdiction. Each party to this Amendment hereby irrevocably and unconditionally (i) agrees that any action or proceeding arising out of or in connection with this Amendment shall be brought only in the Delaware Court of Chancery (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware) (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consents to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Amendment, (iii) consents to service of process in accordance with Section 10.2 of the Original Agreement with the same legal force and validity as if served upon such party personally within the State of Delaware or in such other manner as may be permitted by applicable law, (iv) waives any objection to the laying of venue of any such action or proceeding in the Delaware Court and (v) waives, and agrees not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

SECTION 8. Severability. If any provision of this Amendment shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Amendment, and this Amendment shall be carried out as if such illegal, invalid or unenforceable provision were not contained herein. In the event this Amendment is not enforceable against any specific party or parties to the Original Agreement for any reason, such unenforceability shall not in any manner affect or render this Amendment unenforceable as to any other party.

SECTION 9. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and shall become effective at the time set forth above, provided that in no event shall this Amendment be effective unless counterparts have been signed by Onex and the Company. The exchange of copies of signature pages by mail, facsimile or electronic transmission shall constitute effective execution and delivery of this Amendment as to the parties and may be used for all purposes. Signatures of the parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

COMPANY:	JELD-WEN HOLDING, INC.

	By:	/s/ Mark A. Beck
		Name:	Mark A. Beck
		Title:	President and Chief Executive Officer

ONEX:	ONEX PARTNERS III LP

	By:	Onex Partners GP LP, its General Partner
	By:	Onex Partners Manager LP, its Agent
	By:	Onex Partners Manager GP ULC, its General Partner

		By:	/s/ Joshua Hausman
			Name:	Joshua Hausman
			Title:	Managing Director

		By:	/s/ Matthew Ross
			Name:	Matthew Ross
			Title:	Managing Director and Secretary

[Signature Page to Amendment to 2012 Stock Purchase Agreement]